Dwarf Technology Inc.- S-1/A
Exhibit 10.10

LOAN AGREEMENT

This loan agreement (“Agreement”) is made and entered into effective the 1st day July 2012 by and between Mianfu Zhang (“Borrower”) and Hangzhou Dwarf Technology Co Ltd. (“Company”).

*W I T N E S E T H *

WHEREAS, for purposes of this Agreement, the term “Company” includes,  Hangzhou Dwarf Enterprise Management Co., Ltd., a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China  and Dwarf Technology Holdings, Inc. incorporated under the laws of Arizona.

WHEREAS, Borrower is the founder of the Company,

WHEREAS, Borrower, from time to time, has received loans from the Company and as of the date hereof, the total amount of outstanding loans to Borrower is $8,999,298 (“Outstanding Loan Amount”),

WHEREAS, Borrower acknowledges that (i) the Company has filed its Form S-1 Registration Statement with the United States Securities and Exchange Commission, and as a result of that filing, the Company is subject to the Sarbanes-Oxley Act of 2002 (“Sarbanes Act”), and (ii) the Sarbanes Act prohibits loans and borrowings by the Borrower from the Company, among other terms and conditions.

WHEREAS, the parties by this agreement desire to document the Outstanding Loan Amount and to establish certain other terms and conditions as stated herein, including the covenant and agreement of Borrower to refrain from any future borrowings from the Company.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, the parties do hereby covenant, warrant and agree as follows:

ARTICLE I
PROMISSORY NOTE

1.01. Loan by Lender. Borrower hereby acknowledges the Outstanding Loan Amount and that such amount is due and owing to the Company. The Loan Amount will be evidenced by a promissory note, identical in form to Exhibit 1.01 (“Promissory Note”). Borrower agrees to execute and promptly deliver to the Company the Promissory Note to reflect the Outstanding Loan Amount.

1.02. Initial Interest, Lump Sum Payment, and Loan Payment. The Promissory Note sets forth interest, the loan payment provisions and other relevant terms.

ARTICLE II
COVENANTS

2.01. Prohibition Against Additional Loans. From and after the date hereof, Borrower covenants and agrees not to take and/or receive any loans or borrowings of any kind from the Company.

2.02. Additional Loans. To the extent that Borrower receives any loans or borrowings from the Company other than the Outstanding Loan Amount, the amount of such loans or borrowings shall be deemed to be additional borrowings (“Additional Borrowings”) under this agreement and shall be due and payable on demand (for which Borrower hereby waives presentment, demand, protest and notice of every kind and nature) and interest on such additional borrowings shall accrue at the rate of fifteen percent (15%) per annum until paid. In addition, Borrower shall execute and deliver to the Company one or more promissory notes to reflect such Additional Borrowings in accordance with the terms and conditions hereof.

ARTICLE III
EVENTS OF DEFAULT

3.01. Events of Default.  An event of default under this agreement and/or Promissory Note shall occur if (each an “Event of Default”):
(i)  the Borrower defaults in the payment of, the Promissory Note or interest at maturity or
(ii).  the Borrower fails in any material respect to comply with any other material provision of the this Agreement, including Section 2.01 hereof.

3.02. Interest Rate Adjustment. Upon the occurrence of an Event of Default, the interest rate on unpaid amount of the Outstanding Loan Amount shall be reset to fifteen percent (15%) per annum (“Default Interest”) from the Event of Default date until paid.

3.03. Remedies. In addition to the rights under Section 3.02, if any Event of Default shall have occurred and be continuing, Lender may do or effect any one or more of the following, without prejudice to any of its other rights under this agreement and the Promissory Note or applicable law:

(i). declare the Promissory Note immediately due and payable, without presentment, representation, demand of payment, or protest, which are hereby expressly waived by the Company, and
(ii). avail himself of all other rights and remedies by law, equity or contract.

ARTICLE IV
ENTIRE AGREEMENT, MODIFICATION, WAIVER AND HEADINGS

4.01.  Entire Agreement; Modification.  This Agreement, including the exhibits and schedules, constitute the entire agreement between the parties hereto pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the parties, written or otherwise.  No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

4.02.  Headings.  Section captions or headings are included herein for convenience purposes only and are not to be construed as an accurate description of the contents therein.

4.03.  Incorporation by Reference.  The recitals, exhibits, schedules and documents referred to in this Agreement are incorporated herein for all purposes.

4.04.  Multiple Counterpart Execution; Governing Law.  This Agreement may be executed in multiple counterparts, which each counterpart constituting a binding agreement between the signatory parties, and with all such counterparts constituting an integrated document.  This Agreement shall be construed and governed by the laws of the Peoples Republic of China.

4.05.  Severability.  If any provision of this Agreement is invalid, illegal or enforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

4.06. Conflict. In the event of a conflict between the terms and conditions herein and that of the Promissory Note, the terms and conditions herein shall prevail at the point of conflict.

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective all as of the date set forth above.

COMPANY OR LENDER
Hangzhou Dwarf Technology Co Ltd.

Jiangling Wang
Chief Financial Officer

BORROWER

Mianfu Zhang

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